Exhibit 31.2

CERTIFICATIONS*

I, Sunit S. Patel, certify that:

  1. I have reviewed this Amendment No. 1 to the Form 10-K of Level 3 Communications, Inc.; and

  2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 22, 2012

/s/ Sunit S. Patel
Sunit S. Patel
Chief Financial Officer
 ____________________________
* Provide a separate certification for each principal executive officer and principal financial officer of the registrant. See Rules 13a-14(a) and 15d-14(a).